Exhibit 10.10

Comprehensive Credit Line Contract

Reference No. : 2016 zhenzhongyinbuexiezi No.0000445

Party A: Springpower Technology (Shenzhen) Co., Ltd

Business Licenses: 440306503295562

Legal Representative: Dangyu Pan

Address: Factory A, Chaoshun Industrial Zone, Renmin Road, Fumin Residential Area, Guanlan, BaoAn District,

Postal code: 518000

Deposit A/C and financial institutions: Bank of China, Pinghu Sub-branch, Shenzhen, 764057938815

Telephone: 0755-28010758; Facsimile:0755- 28010758

Party B: Bank of China, Buji Sub-branch.

Legal Representative:DENG ZHENGBO

Address: 108, Buji Road, Buji Town, Longgang District, Shenzhen; Postal code: 518000

Telephone: 0755-22337156 ; Facsimile: 0755-28772290

Party A and party B for the development of friendly and mutually beneficial relations of cooperation, in line with the principles of voluntariness, equality, mutual benefit, sincerity, by consensus, reached the following agreement:

Clause 1 Scope of Business

Satisfied by condition precedent defined in this contract, Party A is allowed to apply for recurring, temporary or one-off credit line from Party B in the form of a short-term loan, deposit account overdraft, bank acceptance, trade finance, bank guarantee, or other monetary financing or credit authorization business (“Specific credit line business”).

The trade finance business under this contract is included and limited to: international letter of credit, domestic letter of credit, import bill advance, shipping guarantee, packing credit, export bill purchase, export bill discount, import bill advance under LC, negotiation credit and other international and domestic trade finance business.

The bank guarantee business under this contract is including bank guarantee, standby letter of credit and all sorts of bank guarantee business.

Clause 2 Types and amount of credit line

Party B agrees to offer the following:

Currency in: Renminbi

Amount: Renmibi sixty million only

RMB 60,000,000.00

Types: 1. Loans : RMB30,000,000.00

2. Bank Acceptances: RMB30,000,000.00

Clause 3 Usage of credit lines

1. Within the credit line period, under the agreed upper limits on each type of credit line, Party A can use the credit line recurrently.

If Party A needs to apply for the one-off credit line, a written application is required. And both parties should agree that Party B has the final say on whether and how the one-off credit line will be granted. Party B will notify Party A in written once the decision is made.

2. This contract will override all the credit line contracts previously signed by Party A and Party B. Upon the effective date of this contract, all the used and unused credit lines prior to this contract will be considered as used and unused credit lines under this contract

3. Unless otherwise agreed, the following business will not occupy the credit line under this contract.

1)       Export bill purchase business with precisely matched bills, documents and certificates

2)       Outwards letters of credit, bank guarantee and trade finance business which Party B agreed to act as confirming bank.

3)       Any credit line business which guaranteed by Party A by deposits, government bonds, deposit certificates issued by Party B, bank acceptance, guarantee or standby letters of credit accepted by Party B

4)       Any other business agreed by both parties.

The above defined businesses, although they will not occupy the credit limits under this contract, they will still be considered as inseparable part of the contract.

Clause 4 Application of specific credit line business

Written applications or separate contracts are required from Party A to apply for a specific credit line.

Clause 5 Period

The credit line defined in clause 2 under this contract will be started from the effective date and end on July 12, 2019.

Upon negotiation, both parties can extend the contract period by signing supplementary contracts. Party B will continue to provide credit lines under supplementary contracts. All terms and conditions under this contract have the equivalent legal effects and restrictions on the supplementary contracts.

The termination of a specific credit line will only occur when all the rights and obligations are fulfilled. The above period has no limitation on specific credit line under this contract.

Clause 6 Condition Precedents of specific credit line business

Party A should fulfill the following conditions precedent before applying for a specific credit line business

1)       File the necessary documents, stamps and signatures in Party B in relating to this contract and all the specific credit line contract under this contracts

2)       Open the necessary bank account

3)       Make sure the required guarantee contracts are properly in place

4)       Other conditions precedent required for specific credit line contracts

5)       Other conditions precedent required by Party B

Clause 7 Guaranty

For all the liabilities occurred under this contract and the specific credit line contract affiliated to this contract should be guaranteed by the following:

Maximum Amount Guarantee provided by:

1)       Shenzhen Highpower Technology Co. Ltd, a guarantee contract is signed separately;

2)       Huizhou Highpower Technology Co. Ltd, a guarantee contract is signed separately;

3)       Dangyu Pan, a guarantee contract is signed separately;

Collateral on the Maximum Amount

1)       The collateral is provided by Ganzhou Highpower Technology Co. Ltd, a collateral contract is signed separately;

Under certain circumstances that Party A or the Guarantor might be unable to fulfill or make Party B believe they are unable to fulfill the contractual capacity, e.g: Guarantee Contracts are invalid, Party A is or will be under significant business difficulties or risks: deteriorated financials, litigation issues which might affect its repayment ability, Guarantors were found default in other contracts with Party B, devaluation, dismissal or damage of collaterals which might cause the value of the collaterals slaked or losses. Party B reserves the right to and Party A has the obligation to additional or replace the guarantor.

Clause 8 Statement and Commitment

1. Party A’s statement:

1)       Party A is legally registered and operating, and owning the full civil rights required by this contract.

2)       Signing and performing the contract is the true will of Party A, Party A has been granted all necessary authorizations in effect before signing the contract. The contract does not form a default for other contracts signed and performed by Party A. It is Party A’s responsibility to complete all required approvals, registrations, permits and filings.

3)       All documents and information provided by Party A to Party B are true, complete, accurate and effective.

4)       All the transactions mentioned by Party A for apply specific credit line should be real and not for illegal purposes such as: money laundry.

5)       No hidden events regarding Party A and guarantor’s financial and repayment abilities

2.       Party A’s commitment:

1)       Timely delivery of the financial statements and other relevant information, (including but not limited to annual, quarterly and monthly financial reports.

2)       Cooperate in Party B’s exam and inspection on the utilization of the loan as well as Party A’s financials and operations

3)       Any counter-guarantee agreement between the guarantors and Party A will not affect the Party B’s underlying rights under this contract

4)       Under circumstances Party A or Guarantor’s capability of performing the contract might be affected, Party A should notify Party B in time. Those circumstances include but are not limited to significant organizational changes, e.g. business splitting, merger and termination, disposal of major assets, restructuring, reorganization, joint venture arrangement with foreign capitals, changing of controlling shareholders or de facto control of Party A, capital reduction, liquidation, re-pledge of the encumbered assets, withdrawal, bankruptcy, dissolution and involvement in significant lawsuits.

5)       Party A committed not to distribute bonus during the credit period

6)       Agreed by both parties, for the purpose to ensure the Party B’s claims on credit funds and Party B’s convenience to monitoring the repayment progress, Party A should guarantee the proportion of sales fund received in Party A’s account opened with Party B over Party A’s total sales should be matching to the proportion of Party A’s credit line received from Party B over Party A’s total credit line received from financial institution.

7)       During the period of credit, the company's(Party A/Icon Energy System (Shenzhen) Co., Ltd./Shenzhen Highpower Technology Co., Ltd.) pledge of accounts receivable to a third party to get the written consent of Party B, and Party B shall enjoy the right of accounts receivable pledge first place; The equipment of Party A/Icon Energy System (Shenzhen) Co., Ltd./ Shenzhen Highpower Technology Co., Ltd./Huizhou Highpower Technology Co., Ltd. cannot be mortgaged to any third party.

8)       If any one borrower of Party A/Icon Energy System (Shenzhen) Co., Ltd./ Shenzhen Highpower Technology Co., Ltd. defaults, Party B can think other borrowers to default, and have the right to take appropriate preservation measures; if group (HPJ) ratio above 75%, Party B has the right to request Party A to increase measures or reduce the credit limit, until the debt ratio below 75%.

9)       Party A promises to provide collateral did not sign more than 3 years of the lease.

10)       Something out of this agreement and individual agreement, party A agrees to be dealt with in accordance with party B's relevant provisions and business practices.

Clause 9 Related party and related party transaction of Party A

Party A is not defined as Group Credit Customer by Party B in accordance with “Guidance of Risk Management by Commercial Banks for Granting Credit to Customer Groups”

Clause 10 Breach of Covenants

Any of the following situations would be considered as breach of contract covenant:

1.       Party A did not perform the repayment obligation under this contract or the affiliated specific credit line contracts

2.       Party A has not used the credit funds according to agreed purposes.

3.       Party A’s statement in this contract or the affiliated specific contracts are untrue or in violation with Party A’s commitment in this or the affiliated specific contracts.

4.       Under the circumstance defined in 2.4) in Clause 8, Party A refused to provide additional guarantee or replacement of new guarantor

5.       Party B is or will be under significant business difficulties or risks: deteriorated financials, significant financial losses and loss of assets (including but not limited asset losses for fulfill guarantee obligations) or other financial crisis.

6.       Party A is in violation with other rights and obligations agreed in this contract.

7.       Party A breaches the covenants on other credit line contracts with Party B or other affiliated institutions of Bank of China.

8.       Guarantors breach the covenants on other credit line contracts with Party B or other affiliated institutions of Bank of China.

When any of the above mentioned situation noticed, Party B will perform the following in separate or all at the same time:

1)       Request Party A or Guarantor to rectify within a definite time.

2)       Reduce, temporarily pause or permanently terminate Party A’s Credit limit in part or in all

3)       Temporarily pause or permanently terminate in part or in all of Party A’s application on specific credit line under this contract.

4)       Announce the immediate expiration on all the credit lines granted under this contract and affiliated specific credit line contracts.

5)       Terminate or release this contract, terminate or release in part or in all of the affiliated specific credit line contracts as well as the other contracts signed between Party A and Party B.

6)       Request compensation from Party A on the losses thereafter caused.

7)       Party A’s deposit account in Party B will be hold in custody for debt pay off for the comprehensive credit line and specific credit line under this contract. All the undue liabilities were deeming due and entitled the immediate payoff from Party A’s restricted accounts. If the currency in deposit account is different from the currency of the liabilities, the exchange rate on the date of the hold in custody will be applied.

8)       Real rights granted by way of security will be executed.

9)       Assume the guarantee responsibility on Guarantors.

10)       Other necessary procedures on Party B’s concern

Clause 11 Rights reserved

Either party might reserve part of or all of the rights under this contract and the affiliated specific credit line contracts, this does not imply the party has surrendered or remitted the unperformed rights and obligations.

Either party might sometimes tolerate, extend or delay the execution of certain rights, this does not deem as the party has surrendered or remitted the rights.

Clause 12 Change, Modification, Termination and Partial invalidity

Upon negotiation and agreement by both parties, this contract can be changed and modified, the written record of the changes and modifications should form the inseparable part of this contract.

Unless ruled by law or both parties formed a separate agreement, the contract would not be terminated prior to all the rights and obligations defined are fulfilled.

Unless ruled by law or both parties formed a separate agreement, the void of single terms under this contract should no invalid other contract under this contract.

Clause 13 Applicable Law and Resolution for Dispute

1. This contract is entered into according with the People’s Republic of China, and applicable to the law of the People’s Republic of China.

2. The resolution of dispute should be appealed in Party B or other Bank of China subsidiaries defined in this contract or other affiliated contracts

Clause 14 Attachments

The following annexes and other annexes and single agreements commonly confirmed by both parties shall constitute an integral part of this Agreement and shall have the same equal legal force as this Agreement.

Annex 1: Attached Provisions for Individual Cases.

Clause 15 Other terms and conditions

1. Without Party B’s prior written approval, Party A is not allowed to transfer the rights and obligations under this contract to 3rd Parties.

2. Party A should give the consent that, Party B might somehow authorize other affiliated institutions of Bank of China to perform the obligation. The performing party is entitled to all the rights and obligations under this contract and the affiliated credit line contracts, the performing party reserves the rights to appeal a resolution of dispute if necessary.

3. The contract has equivalent restrictions to the successors or inherits of both parties.

4. Unless otherwise agreed, the domicile addresses stated in this contract are for corresponding use; both parties should notify each other in writing about any changes of its domicile addresses.

5. The title and name of business product is for business purposes, will not used for interpretation of the contract terms and the rights and obligations.

6. If required by the governing institutions, Party B might not be able to perform the obligations agreed in this contract. Party is exempted from punishment under this circumstance.

Clause 16 Effectiveness of the contract

This contract is established and entered into effective upon signing or sealing by the legal representatives (or person-in-charge) of Party A and Party B or their duly authorized agents, together with sealing by the company chop.

This contract will be print and signed in seven copies, Party A and the guarantors hold one copy each, Party B holds three copies, collateral registry authority holds one copy, each copy has the same legal effect.

/s/ Dangyu Pan

Stamp of Party A

Signature of director or authorized representative

/s/ [COMPANY SEAL]\

Stamp of Party B

Signature of legal representative or authorized representative /s/ Deng Zhengbo

Annex 1: Attached Provisions for Individual Cases.

If there are discrepancies in contents in the attachment with this contract, this contract should prevail. The clause 1/2 of this contract prevail the credit contract.

1. Specific to the 2nd paragraph of Clause 3:” This contract will override all the credit line contracts previously signed by Party A and Party B. Upon the effective date of this contract, all the used and unused credit lines prior to this contract will be considered as used and unused credit lines under this contract”.

“all the credit line contracts previously signed” here means the contract signed with reference no of “2016 zhenzhongyinbuexiezi No. 0000466.

2. The article 6 of this agreement "sequel, the premise condition of individual credit business" 5 "Party B that Party A shall meet other conditions as" adjustment of article 6, original article 5 is adjusted for "credit line of Party A within the time limit for every year of careful for examination and approval by Party B.